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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way
Hayward, CA 94545

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code (510) 262-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2004, Aradigm Corporation (the “Company”) entered into a Restructuring Agreement with Novo Nordisk A/S and Novo Nordisk Delivery Technologies, Inc. The Restructuring Agreement, subject to certain conditions, provides for the restructuring of the license agreement between the Company and Novo Nordisk to enlarge the license rights of Novo Nordisk to include the right to develop and manufacture the AERx® insulin Diabetes Management System (“iDMS”) and other AERx® products for use in managing blood glucose levels and, in connection therewith, the sale of certain equipment, leasehold improvements and other tangible assets currently utilized by the Company in the AERx® iDMS program to Novo Nordisk Delivery Technologies, for an estimated cash payment of US$ 55 million, based on the book value of the assets being sold to Novo Nordisk Delivery Technologies (the “Restructuring”). The Restructuring Agreement provides, that as of a condition to the consummation of the Restructuring, the Company and Novo Nordisk and/or Novo Nordisk Delivery Technologies will enter into the following agreements:

•	an asset purchase agreement providing for the legal transfer of the assets to be transferred from the Company to Novo Nordisk Delivery Technologies in connection with the Restructuring;

•	an amended and restated license agreement amending the Development and License Agreement currently in place between the Company and Novo Nordisk, expanding Novo Nordisk’s development and manufacturing rights to the AERx® iDMS program and providing for royalties to the Company on future AERx® iDMS net sales in lieu of a percentage interest in the gross profits from the commercialization of AERx® iDMS;

•	two lease assignment agreements whereby Novo Nordisk Delivery Technologies will assume the leases of two of the Company’s current three buildings;

•	a short term sublease agreement for a small portion of the Company’s third building related to the AERx® iDMS program;

•	a three-year agreement under which Novo Nordisk Delivery Technologies will perform contract manufacturing for the Company of AERx® iDMS-identical devices and dosage forms filled with compounds provided by the Company in support of preclinical and initial clinical development by the Company of other AERx® products;

•	an amendment of the current stock purchase agreement in place between the Company and Novo Nordisk, deleting the provisions whereby the Company can require Novo Nordisk to purchase certain amounts of common stock from the Company, imposing certain restrictions on the ability of Novo Nordisk to sell shares of the Company’s common stock previously purchased by Novo Nordisk, and providing Novo Nordisk with certain registration and information rights with respect to these shares; and

•	an agreement whereby the Company will provide certain transition services related to the AERx® iDMS program to Novo Nordisk Delivery Technologies for a 2 year period after the consummation of the Restructuring.

In addition to these conditions and other standard conditions, the Restructuring will be conditioned upon obtaining required regulatory approvals, approval by the Company’s shareholders, and the implementation of an employee transition plan whereby approximately 130 employees of Aradigm are expected to be hired by Novo Nordisk Delivery Technologies in order to continue their work on the AERx® iDMS program following consummation of the Restructuring.

Pursuant to the Restructuring Agreement, effective upon the consummation of the Restructuring , the Manufacturing and Supply Agreement and the Patent Cooperation Agreement, each in place between the Company and Novo Nordisk, will terminate.

Novo Nordisk Delivery Technologies has entered into a shareholder voting agreement with certain directors, officers and major shareholders of the Company, pursuant to which these individuals have agreed to vote all of the outstanding shares of our capital stock of the Company owned by them in favor of the Restructuring and the related transactions, the execution delivery and performance of the Restructuring Agreement and the other transaction agreements. As of September 28, 2004, the individuals who executed the voting agreement beneficially owned 3,118,893 shares of the Company’s common stock, 1,033,057 shares of the Company’s preferred stock and 7,251,121 shares of the Company’s capital stock on an as-converted basis. These amounts represent 4.9% of the outstanding common stock, 66.9% of the outstanding preferred stock and 10.4% of the outstanding capital stock on an as-converted basis, respectively.

The Company and Novo Nordisk have been collaborative partners with respect to the development and commercialization of the AERx® iDMS program since 1998. The Company and Novo Nordisk are currently parties to a Development and License Agreement, a Manufacturing and Supply Agreement, a Patent Cooperation Agreement, and a Stock Purchase Agreement. Based on an amended Schedule 13D filed by Novo on September 29, 2004, excluding the shares that may be deemed to be beneficially owned by Novo because of the voting agreement described above, as of September 29, 2004 Novo Nordisk beneficially owned 7,868,369 shares of the Company’s common stock.

2.

In connection with the Restructuring and the requirement for shareholder approval, the Company will file with the Securities and Exchange Commission a proxy statement on Schedule 14A providing information related to a special meeting of the Company’s shareholders to consider and vote upon the Restructuring. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE RESTRUCTURING AND RELATED MATTERS. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by the Company at the SEC’s web site at http://www.sec.gov.

In addition to the proxy statement, the Company files annual, quarterly and special reports, proxy statements, registration statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of the Company with respect to the Restructuring and related transactions. A description of any interests that the Company’s directors and executive officers have in the Restructuring will be available in the proxy statement. Information regarding the Company’s officers and directors is included in the Company’s 10-K filed with the Securities and Exchange Commission on March 19, 2004.

3.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: October 4, 2004	By:	/s/ Thomas C. Chesterman

Thomas C. Chesterman
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

4.